UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

_______________________

Filed by the Registrant ☒Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14A-12

Chemung Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2020

The following Notice of Change of Location relates to the proxy statement of Chemung Financial Corporation (“Chemung Financial”), filed March 31, 2020 with the Securities and Exchange Commission (the “SEC”) and furnished to shareholders of Chemung Financial in connection with the solicitation of proxies by the Board of Directors of Chemung Financial for use at the annual meeting of shareholders (the “Annual Meeting”) to be held Wednesday, May 13, 2020 at 2:00 p.m. This Supplement is being filed with the SEC and is being made available to shareholders on or about April 29, 2020.

RE:      Notice of Change of Location of Annual Meeting of Shareholders to be Held on May 13, 2020

Dear Fellow Shareholders:

Chemung Financial Corporation is changing the location of the upcoming Annual Meeting scheduled for Wednesday, May 13, 2020, to our headquarters at One Chemung Canal Plaza, Elmira, New York rather than the Holiday Inn Elmira – Riverview at 760 East Water Street, Elmira, New York, as stated in the proxy statement dated March 31, 2020. As a result of an Executive Order by New York Governor Andrew Cuomo, the Holiday Inn Elmira – Riverview is currently unable to host a gathering where the attendance exceeds ten (10) individuals.

Although Chemung Financial will hold our annual meeting as scheduled at 2:00 p.m. on May 13th, the annual shareholders meeting held at our Chemung Financial headquarters location will be significantly different than in past years due to the COVID-19 governmental restrictions on the number of people that can attend gatherings.

Please note the following:

•	The three items currently to be considered at the Annual Meeting are the election of directors, to approve, on an advisory basis, the executive compensation of Chemung Financial’s named executive officers, and to ratify the appointment of Crowe LLP as Chemung Financial’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

•	We intend to have a presentation concerning the financial results from 2019 and the outlook for 2020. This presentation will be filed with the SEC prior to the Annual Meeting and posted in our Investor Relations section on our website at www.chemungcanal.com.

•	We will not be serving refreshments in connection with the Annual Meeting.

Due to the risk of spreading COVID-19 in public gatherings, we are taking the very unusual approach of asking that you seriously consider not attending the Annual Meeting unless you have a question or want to vote in person. Chemung Financial Corporation will broadcast the Annual Meeting live via telephone conference. Those shareholders wishing to attend the Annual Meeting via telephone may dial (888) 390-3967 (toll-free) several minutes prior to the beginning of the Annual Meeting to ensure that you are connected. This call will be in listen-only mode and Chemung Financial will not be taking questions or accepting any votes over the telephone. While we need to hold an Annual Meeting to fulfill Chemung Financial’s legal obligations, we can accomplish those requirements through voting by proxy with only a small group of directors and officers present. Therefore, we ask that you promptly return your proxy or vote by phone, electronically or by mail as described in the proxy materials previously sent to you so that the three matters discussed above can be approved. The proxy card included with the proxy materials previously distributed to you will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

This Notice of Change of Location relates to the proxy statement of Chemung Financial furnished to shareholders in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting to be held on Wednesday, May 13, 2020. This supplement is being filed with the SEC and is being made available to shareholders on or about April 29, 2020.

The health and safety of our shareholders, as well as our customers and employees, is of utmost importance to us and we appreciate your cooperation and support during these unusual and challenging times. We look forward to seeing you in person at next year’s Annual Meeting. In the interim, if you have any questions, feel free to contact us or anyone at Chemung Financial Corporation (800-836-3711). Please remain healthy and safe.

Sincerely,

/s/ David J. Dalrymple	/s/ Anders M. Tomson
David J. Dalrymple	Anders M. Tomson
Chairman of the Board	President & CEO

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

One Chemung Canal Plaza      P.O. Box 1522      Elmira, New York 14901-1522      Phone: (800) 836-3711

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 13, 2020: The Proxy Statement, including Notice of the Annual Meeting of Shareholders, a sample of the form of proxy card sent to shareholders by Chemung Financial, and Form 10-K are available at http://www.snl.com/IRW/FinancialDocs/100690